Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
UAG UK Holdings Limited:

We consent to the incorporation by reference in the registration statements (Nos. 333-105311, 333-26219, 333-177855, and 333-184734) on Form S-8 and registration statements (No. 333-193394) on Form S-3 of Penske Automotive Group, Inc. of our report dated February 26, 2015, with respect to the consolidated balance sheets of UAG UK Holdings Limited as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2014, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2014, which report appears in the December 31, 2014 Annual Report on Form 10-K of Penske Automotive Group, Inc. Our report dated February 26, 2015, on the effectiveness of internal control over financial reporting as of December 31, 2014, contains an explanatory paragraph that states that our audit of internal control over financial reporting of UAG UK Holdings Limited excluded an evaluation of the internal control over financial reporting of MTU Detroit Diesel Australia Pty Ltd., which was acquired in October 2014. Neither the aforementioned financial statements nor the related financial statement schedule are presented in the Form 10-K.

/s/ KPMG Audit Plc

Birmingham, United Kingdom
February 26, 2015